EXHIBIT 16.2

Kirkland, Russ, Murphy & Tapp, P.A.
13577 Feather Sound Drive
Suite 400
Clearwater, FL  33762-5529

February 20, 2009

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Aerosonic Corporation.
Commission File # 1-11750

Gentlemen:

We have read and agree with the comments in Item 4.01(b) of the Form 8-K of Aerosonic Corporation dated February 18, 2009.  Furthermore, we understand this letter will be filed as an exhibit to such report.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.
Kirkland, Russ, Murphy & Tapp, P.A.